SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 17, 2018

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 17, 2018, the Board of Directors of Varian Medical Systems, Inc. (the “Company”) amended the Company’s By-Laws (the By-Laws, as amended, the “Amended By-Laws”), effective as of September 1, 2018, to permit eligible stockholders to be able to nominate candidates for election to the Company’s Board of Directors in accordance with procedures providing for proxy access, (the “Proxy Access By-Law”).

The Proxy Access By-Law may be used by an eligible stockholder, or a group of up to 20 eligible stockholders, who has continuously owned at least three percent or more of the outstanding shares of the Company’s common stock for three years before, and including the day of, submitting a nomination notice, and who continues to hold the qualifying minimum number of shares through the date of the applicable annual meeting of stockholders. The Proxy Access By-Law provides that an eligible stockholder, or a group of eligible stockholders, may nominate up to the greater of (i) 20% of the total number of directors who are members of the Company’s Board of Directors as of the last day on which a nomination notice may be submitted, or (ii) two directors.

The Amended By-Laws also contain conforming, clarifying and updating changes related to the notice requirements for director nominations by stockholders at annual and special meetings of stockholders and for other business proposed by stockholders at annual meetings of stockholders.

The foregoing description is qualified in its entirety by reference to the full text of the Amended By-Laws, which is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1 By-Laws of Varian Medical Systems, Inc., as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: August 21, 2018

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